As filed with the Securities and Exchange Commission on July 29, 2003

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CORVEL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0282651
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2010 Main Street, Suite 600
Irvine, California 92614
(Address of Principal Executive Offices) (Zip Code)

CORVEL CORPORATION
RESTATED 1988 EXECUTIVE STOCK OPTION PLAN
(Full Title of the Plan)

V. Gordon Clemons
President and Chief Executive Officer
CorVel Corporation
2010 Main Street, Suite 600, Irvine, CA 92614
(Name and Address of Agent For Service)
(949) 851-1473
(Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications to:
Scott Santagata, Esq.
Parker A. Schweich, Esq.
Dorsey & Whitney LLP
38 Technology Drive, Irvine, CA 92618
(714) 424-5555

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
Title Of Securities	To Be	Offering Price	Aggregate	Amount Of
To Be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee

Common stock, $0.0001 par value, issuable pursuant to CorVel Corporation Restated 1988 Executive Stock Option Plan (including associated preferred stock purchase rights)	750,000 shares	$35.87	$26,902,500	$2,176.41

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated based upon the average of the high and low sales prices per share of the Registrant’s common stock on July 25, 2003, as reported on the Nasdaq National Market, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

                         CorVel Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003 filed on June 30, 2003;

(b)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed on July 2, 2003 pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(c)	The description of the Registrant’s common stock, par value $0.0001 per share, contained in the Registrant’s Registration Statement on Form 8-A filed on May 16, 1991 pursuant to Section 12 of the Exchange Act, including Amendment No. 1 thereto filed on June 28, 1991 and any other amendments or reports filed for the purpose of updating such description; and

(d)	The description of the Registrant’s preferred stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A filed on December 29, 1998 pursuant to Section 12 of the Exchange Act, including Amendment No. 1 thereto filed on May 24, 2002 and any other amendments or reports filed for the purpose of updating such description.

                         All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Registrant expressly excludes from such incorporation information furnished pursuant to Item 9 or Item 12 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

                         Not Applicable.

Item 5. Interests of Named Experts and Counsel.

                         Not Applicable.

Item 6. Indemnification of Directors and Officers.

                         Under Section 145 of the Delaware General Corporation Law (“Delaware Law”), the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities. Subsection (a) of Section 145 of the Delaware Law empowers a corporation to indemnify any present or former director or officer against liabilities and expenses actually and reasonably incurred in connection with any action, suit or proceeding (other than an action by or in the right of the corporation), provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, provided that he or she had no reasonable cause to believe his or her conduct was unlawful. Subsection (b) of Section 145 of the Delaware Law empowers a corporation to indemnify any present or former director or officer against expenses actually and reasonably incurred in connection with the defense or settlement of any action or suit brought against him or her by or in the right of the corporation, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no such indemnification may be made if he or she is adjudged to be liable to the corporation unless the court determines that, in view of all the circumstances, he or she is fairly and reasonably entitled to indemnity for such expenses.

                         Section 145 of the Delaware Law further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b), he or she must be indemnified against expenses actually and reasonably incurred in connection therewith; (ii) the corporation is empowered to advance indemnified expenses to a director or officer who undertakes to repay such advancement if it is ultimately determined that he or she is not entitled to indemnification; (iii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iv) the corporation shall have power to purchase and maintain insurance on behalf of its directors or officers against any liabilities they may incur in such capacities, regardless of whether or not such liabilities are permitted to be indemnified under Section 145.

                         The Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant’s directors shall not be personally liable for monetary damages for breach of their fiduciary duties to the Registrant or its stockholders, except for liability for (i) breach of their duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) unlawful payments of dividends, stock repurchases or redemptions as provided in Section 174 of the Delaware Law; or (iv) any transaction from which the director derives an improper personal benefit.

                         The Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that the Registrant shall indemnify its directors to the fullest extent permitted by Section 145 of the Delaware Law against liabilities and expenses referred to in Section 145 incurred in such person’s capacity as a director, officer, employee or agent of the Registrant or as a director, officer, employee or agent of any other company or enterprise to which the person provides services at the request of the Registrant. The Bylaws also require the Registrant to advance expenses, upon receipt by the Registrant of an undertaking by the director to repay such advances if it is ultimately determined that the he or she is not entitled to indemnification, unless the director commenced the suit as a plaintiff and such advance is not specifically approved by a majority of the Registrant’s Board of Directors, or the suit is brought against the director by the Registrant and approved by a majority of the Registrant’s Board of Directors alleging willful misappropriation of corporate assets, disclosure of confidential information or any other willful breach of duty in bad faith. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such indemnified persons may have under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                         In addition, the Registrant has entered into indemnification agreements with each of its directors and certain of its officers. These agreements provide the Registrant’s directors and certain of its officers with indemnification for certain liabilities and expenses reasonably incurred by such persons in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant or as a director or officer of any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant also maintains directors’ and officers’ liability insurance covering its directors and officers.

Item 7. Exemption from Registration Claimed.

                         Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on
Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.
4.2	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on
Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.
4.3	Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 filed on November 14, 2002.
5.1	Opinion and consent of Dorsey & Whitney LLP.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney. Reference is made to pages II-5 and II-6 of this Registration Statement.
99.1	Restated 1988 Executive Stock Option Plan. Incorporated by reference to the appendices to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on July 6, 2001.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

                         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 29th day of July, 2003.

CORVEL CORPORATION (Registrant)

By:	/s/ V. Gordon Clemons V. Gordon Clemons Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

                         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of CorVel Corporation does hereby constitute and appoint V. Gordon Clemons and Richard J. Schweppe, and each of them, or their substitute or substitutes, his or her true and lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute and file any and all instruments, documents or exhibits which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments, documents or exhibits filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ V. Gordon Clemons V. Gordon Clemons	Chairman of the Board, Chief Executive Officer, President (Principal Executive Officer) and Director	July 29, 2003

/s/ Richard J. Schweppe Richard J. Schweppe	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	July 29, 2003

/s/ Alan R. Hoops Alan R. Hoops	Director	July 29, 2003

Steven J. Hamerslag	Director

/s/ R. Judd Jessup R. Judd Jessup	Director	July 29, 2003

Jeffrey J. Michael	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.
4.2	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.
4.3	Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 filed on November 14, 2002.
5.1	Opinion and consent of Dorsey & Whitney LLP.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney. Reference is made to pages II-5 and II-6 of this Registration Statement.
99.1	Restated 1988 Executive Stock Option Plan. Incorporated by reference to the appendices to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on July 6, 2001.